Credit Agreement

CREDIT AGREEMENT is made as of the 20th day of December, 1996, by and among (i) CompuDyne Corporation, a Nevada corporation ("CompuDyne"), (ii) MicroAssembly Systems, Inc., a Connecticut corporation ("MicroAssembly"),
(iii) Quanta Systems Corporation, a Connecticut corporation ("Quanta"),
(iv) Quanta SecurSystems, Inc., a Maryland corporation ("SecurSystems" and, collectively with CompuDyne, Quanta and MicroAssembly, the
 Borrowers ), and (v) Asian American Bank & Trust Company, a Massachusetts trust company with a head office at 68 Harrison Avenue, Boston, Massachusetts (the Bank ).

1. DEFINITIONS AND RULES OF INTERPRETATION.

1.01 Definitions. The following terms shall have the meanings set forth in this REF 1 or elsewhere in the provisions of this Credit Agreement referred to below:

Accounts Receivable.
--------------------
All rights of the Borrowers to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrowers to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relates to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

Affiliate.
---------
Any Person that would be considered to be an affiliate of a Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such Borrower were issuing securities.

Assignment of Monies.
--------------------
An Assignment of Monies Due or to Become Due, to be executed and delivered by the Borrowers in accordance with REF. 8.12, substantially in the form of Exhibit A attached hereto.

Balance Sheet Date.  [September 30, 1996].
------------------

Bank.  As defined in the preamble hereto.
----

Bank s Head Office.
------------------
The Bank s head office located at 68 Harrison Avenue, Boston,
Massachusetts 02111, or at such other location as the Bank may designate from time to time.

Bank s Special Counsel.
----------------------
Lyne, Woodworth & Evarts LLP or such other counsel as may be approved by the Bank.

Borrower(s).  As defined in the preamble hereto.
-----------

Borrowing Base.
--------------
At the relevant time of reference thereto, an amount determined by the Bank by reference to the most recent Borrowing Base Report that is equal to 75% of Eligible Accounts Receivable for which invoices have been issued and are payable.

Borrowing Base Report.
---------------------
A Borrowing Base Report signed by the chief financial officer of the Borrowers and in substantially the form of Exhibit B hereto.

Business Day.
------------
Any day other than a Saturday, a Sunday, or any other day on which banking institutions in Boston, Massachusetts, are not required or permitted to be open for the transaction of banking business.

Capital Assets.
--------------
Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided, that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of 12 months or less in accordance with generally accepted accounting principles.

Capital Expenditures.
--------------------
Amounts paid or indebtedness incurred by the Borrowers in connection with the purchase or lease by the Borrowers of Capital Assets that would be required to be capitalized and shown on the consolidated balance sheet of CompuDyne and its Subsidiaries in accordance with generally accepted accounting principles.

Capitalized Leases.
------------------
Leases under which any Borrower is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

CERCLA.  See  REF 7.18.
------

Closing Date.
------------
The first date on which the conditions set forth in REF 11 have been satisfied.

Code.
-----
The Internal Revenue Code of 1986.

Collateral.

-----------
All of the property, rights and interests of the Borrowers that are or are intended to be subject to the security interests created by the Security Documents.

Concentration Account.  See REF 8.13.

Consolidated or consolidated.
----------------------------
With reference to any term defined herein, shall mean that term as applied to the accounts of CompuDyne and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

Consolidated Cash Flow.
----------------------
With respect to any fiscal period, an amount equal to the sum of Consolidated Net Income for such fiscal period plus depreciation and all other noncash charges made in calculating Consolidated Net Income, all as determined on a consolidated basis in accordance with generally accepted accounting principles.

Consolidated Financial Obligations.
----------------------------------
With respect to any fiscal period, an amount equal to the sum of all payments on Indebtedness that become due and payable or that are to become due and payable during such fiscal period pursuant to any agreement or instrument to which CompuDyne or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

Consolidated Net Income (or Deficit).
-----------------------------------
The consolidated net income (or deficit) of CompuDyne and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income.

Credit Agreement.
----------------
This Credit Agreement, including the Schedules and Exhibits hereto.

Current Assets.
--------------
All assets of CompuDyne and its Subsidiaries on a consolidated basis that, in accordance with generally accepted accounting principles, are properly classified as current assets, provided that (a) notes and accounts receivable shall be included only if good and collectible as determined by the Borrowers in accordance with established practice consistently applied and, with respect to such notes, only if payable on demand or within one year from the date as of which Current Assets are to be determined and if not directly or indirectly renewable or extendible at the option of the debtors, by their terms, or by the terms of any instrument or agreement relating thereto, beyond such year, and, with respect to such accounts receivable, only if payable and outstanding not more than 90 days after the date of the shipment of goods or other transaction out of which any such account receivable arose; and such notes and accounts receivable shall be taken at their face value less reserves determined to be sufficient in accordance with generally accepted accounting principles; and (b) inventory shall be included only if and to the extent that the same shall consist of saleable finished goods ready and available for shipment to purchasers thereof.

Current Liabilities.
-------------------
All consolidated liabilities of CompuDyne and its Subsidiaries maturing on demand or within one year from the date as of which Current
Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in accordance with generally accepted accounting principles.

Default.  See REF 13.
---------

Distribution.
------------
The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any Borrower, other than dividends payable solely in shares of common stock of such Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Borrower; the return of capital by such Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Borrower.

Dollars or $.
------------
Dollars in lawful currency of the United States of America.

Drawdown Date.
-------------
The date on which any Loan is made or is to be made.

Eligible Accounts Receivable.
----------------------------
The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (a) that the Borrowers reasonably and in good faith determine to be collectible; (b) that are with account debtors that (i) are not Affiliates of any Borrower, (ii) purchased the goods or services giving rise to the relevant Account Receivable in an arm s length transaction,
(iii) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (iv) are, in the Bank s reasonable judgment, creditworthy; (c) that are in payment of obligations that have been fully performed and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (d) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (e) in which the Bank has a valid and perfected first-priority security interest; (f) that are not outstanding for more than 60 days past the earlier to occur of (i) the date of the respective invoices therefor and
(ii) the date of shipment thereof in the case of goods or the end of the calendar month following the provision thereof in the case of services;
(g) that are not due from any single account debtor if more than 15% of the aggregate amount of all Accounts Receivable owing from such account debtor would otherwise not be Eligible Accounts Receivable; (h) that are payable in Dollars; (i) that are not payable from an office outside of the United States; and (j) in the case of any Account Receivable arising under any U.S. Government Contract, with respect to which the Borrowers shall have executed and delivered a duly-completed Assignment of Monies.

Environmental Laws.  See REF 7.18.
------------------

ERISA.
------
The Employee Retirement Income Security Act of 1974.

Event of Default.  See REF 13.
----------------

generally accepted accounting principles.
----------------------------------------
(a) When used in REF 10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrowers reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrowers adopting the same principles, provided, that in each case referred to in this definition of generally accepted accounting principles , a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

Guaranteed Pension Plan.
-----------------------
Any pension plan maintained by any Borrower, or to which any Borrower contributes, that is required to pay plan termination insurance premiums to the Pension Benefit Guaranty Corporation.

Hazardous Substances.  See REF 7.18.
--------------------

Indebtedness.
------------
All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor s balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guaranties, endorsements and other contingent obligations, whether direct or indirect, in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

Investments.
-----------
All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person.

Letter of Credit.  See REF 4.01(a).
-----------------

Letter of Credit Application.  See REF 4.01(a).
----------------------------

Line Cap.  $850,000.
--------

Line Termination Date.  June 30, 1997.
---------------------

Loan Documents.
--------------
This Credit Agreement, the Note, the Letter of Credit Applications, the Letters of Credit, the Subordination Agreement and the Security
Documents.

Loan Request.  See REF. 2.04.

Loans.
-----
Revolving credit loans made or to be made by the Bank to the Borrowers pursuant to REF 2.

Maximum Drawing Amount.
----------------------
The maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

Note.  See REF 2.02.
-----

Obligations.
-----------
All indebtedness, obligations and liabilities of any Borrower to the Bank, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including those arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or the Note or other instruments at any time evidencing any thereof.

outstanding.
-----------
With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

Perfection Certificates.
-----------------------
The Perfection Certificates as defined in the Security Agreement.

Permitted Liens.
---------------
Liens, security interests and other encumbrances permitted by REF 9.02.

Person.
------
Any individual, corporation, partnership, trust, unincorporated association, business or other legal entity, and any government or any governmental agency or political subdivision thereof.

Pledge Agreement.
----------------
The Pledge Agreement, dated or to be dated on or prior to the Closing Date, between CompuDyne and the Bank, substantially in the form of Exhibit H attached hereto.

Prime Rate.
----------
The highest rate of interest published from time to time in the Wall Street Journal as the "prime rate" in its "Money Rates" section.

Record.
------
The grid attached to the Note, or the continuation of such grid, or any other similar record maintained by the Bank with respect to any Loan referred to in the Note.

Reimbursement Obligation.
------------------------
The Borrowers obligation to reimburse the Bank on account of any drawing under any Letter of Credit as provided in REF 4.02.

Security Agreement.
------------------
The Security Agreement, dated or to be dated on or prior to the Closing Date, between the Borrowers and the Bank, substantially in the form of Exhibit C attached hereto.

Security Documents.
------------------
The Assignments of Monies, the Pledge Agreement and the Security
Agreement.

Subordinated Debt.
-----------------
Unsecured Indebtedness of any Borrower that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by the Subordination Agreement or by another written instrument containing subordination provisions in form and substance approved by the Bank in writing.

Subordination Agreement.
-----------------------
The Subordination Agreement, dated or to be dated on or prior to the Closing Date, between the Bank, the Borrowers and Alan Markowitz, substantially in the form of Exhibit G attached hereto.

Subsidiary.
----------
Any corporation, association, trust, or other business entity of which the designated parent shall at any time own, directly or indirectly, through a Subsidiary or Subsidiaries, at least a majority (by number of votes) of the outstanding Voting Stock.

Surety Agreement.
----------------
Any agreement between any insurance, surety, bonding or similar entity (a "surety") and any Borrower, pursuant to which, among other things, such Borrower agrees to indemnify and reimburse the surety for any and all costs and expenses incurred by such surety in connection with its performance of any bonding or similar arrangement on behalf of such Borrower.

UCC.
----
The Uniform Commercial Code as adopted and in effect in the Commonwealth of Massachusetts.

Uniform Customs.
---------------
With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or any successor version thereto adopted by the Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

Unpaid Reimbursement Obligation.
-------------------------------
Any Reimbursement Obligation for which the Borrowers do not reimburse the Bank on the date specified in, and in accordance with, REF 4.02.

U.S. Government Contract.
------------------------
Any contract between any Borrower and the United States government or any of its departments, agencies, bureaus or instrumentalities.

Voting Stock.
------------
Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

1.02  Rules of Interpretation.
-----------------------------
a. A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

b. The singular includes the plural and the plural includes the singular.

c. A reference to any law includes any amendment or modification to such law.

d. A reference to any Person includes its permitted successors and permitted assigns.

e. Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

f. The words "include", "includes" and "including" are not limiting.

g. All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the UCC have the meanings assigned to them therein.

h. Reference to a particular "REF" refers to that section of this Credit Agreement unless otherwise indicated.

i. The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

2. THE REVOLVING CREDIT FACILITY.
--------------------------------
2.01 Commitment to Lend.
---------------------------
Subject to the terms and conditions set forth in this Credit Agreement, the Bank agrees to lend to the Borrowers, and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Line Termination Date upon notice by the Borrowers to the Bank given in accordance with REF 2.04, such sums as are requested by the Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (a) the Line Cap less the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations and (b) the Borrowing Base less the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in REFS 11 and 12, in the case of the initial Loan to be made on the Closing Date, and REF 12, in the case of all other Loans, have been satisfied on the date of such request.

2.02  The Note.
-----------------
The Loans shall be evidenced by a promissory note of the Borrowers in substantially the form of Exhibit D hereto (the "Note"), dated as of the Closing Date and completed with appropriate insertions. The Note shall be payable to the order of the Bank in a principal amount equal to the Line Cap or, if less, the outstanding amount of all Loans, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on the Note, an appropriate notation on the Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on the Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under the Note to make payments of principal of or interest on the Note when due.

2.03 Interest on Loans.
--------------------------

a. Except as otherwise provided in REF 5.03, each Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date of repayment thereof at the rate of 2% per annum above the Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate is to be effective at the beginning of the day of such change.

b. The Borrowers jointly and severally promise to pay interest on each Loan in arrears on the 15th day of each calendar month, commencing on January 15, 1997.

2.04 Requests for Loans.
---------------------------
The Borrowers shall give to the Bank written notice (which written notice may be delivered by telecopy) in the form of Exhibit E hereto (or telephonic notice confirmed in a writing in the form of Exhibit E hereto) of each Loan requested hereunder (a "Loan Request") not later than (a) 10:00 a.m. (Boston time) on the proposed Drawdown Date thereof. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Bank on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $10,000 or an integral multiple thereof.

2.05  Change in Borrowing Base.
----------------------------------
The Borrowing Base shall be determined weekly (or at such other interval as may be specified pursuant to REF 8.03(e)) by the Bank by reference to the Borrowing Base Report.

2.06  Unused Availability Fee.
---------------------------------
The Borrowers jointly and severally agree to pay to the Bank an unused availability fee calculated at the rate of 1/2% per annum on the average daily amount during each calendar month or portion thereof from the Closing Date to the Line Termination Date by which the Line Cap exceeds the outstanding amount of Loans during such calendar month. The unused availability fee shall be payable monthly in arrears on the first day of each calendar month for the immediately preceding calendar month commencing on February 1, 1996, with a final payment on the Line Termination Date or any earlier date on which the Loans shall become due and payable in full.

2.07 Origination Fee.
------------------------
The Borrowers shall pay to the Bank, on or prior to the Closing Date, an origination fee in the amount of $1,000.

3. REPAYMENT OF THE LOANS.
-------------------------

3.01 Line Termination.
---------------------
The Borrowers jointly and severally promise to pay on the Line
Termination Date, and there shall become absolutely due and payable on the Line Termination Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

3.02 Mandatory Repayments of Loans.
----------------------------------
If at any time while the Loans are outstanding, the outstanding amount of the Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of (a) the Line Cap and (b) the Borrowing Base, then the Borrowers shall immediately pay the amount of such excess to the Bank for application first, to any Unpaid Reimbursement Obligations; second, to the Loans; and third, to provide the Bank with cash collateral for Reimbursement Obligations as contemplated by REF 4.02(b) and (c).

3.03 Automatic Repayment of Loans.
---------------------------------
At such times as the Bank may determine, the Bank, by charging the Concentration Account, shall apply the unrestricted collateral balances in the Concentration Account (subject to final payment in cash of all items theretofore credited to the Concentration Account) to the outstanding Loans. The Bank shall provide the Borrowers with prompt notice of each such charge and application. To the extent that, after such application, there are no Loans outstanding, the Bank shall, at the Borrowers request, transfer the unrestricted collected balances in the Concentration Account to the Borrowers operating accounts with the Bank.

3.04 Optional Repayments of Loans.
---------------------------------
The Borrowers shall have the right, at their election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium. Each such partial prepayment of the Loans shall be in an integral multiple of $10,000 and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment.

4. LETTERS OF CREDIT.
--------------------

4.01 Letter of Credit Commitments.
---------------------------------
a. Subject to the terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the Bank s customary form (a "Letter of Credit Application"), the Bank, in reliance upon the representations and warranties of the Borrowers contained herein, agrees to issue, extend and renew for the account of the Borrowers one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers and agreed to by the Bank; provided, however, that, after giving effect to such request, (i) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $100,000 at any one time and (ii) the sum of (A) the Maximum Drawing Amount on all Letters of Credit, (B) all Unpaid Reimbursement Obligations, and (C) the amount of all Loans outstanding shall not exceed the lesser of (1) the Line Cap and (2) the Borrowing Base.

b. Each Letter of Credit Application shall be completed to the satisfaction of the Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

c. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the date that is 14 days (or, if the beneficiary is located outside of the United States of America, 45 days) prior to the Line Termination Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

4.02 Reimbursement Obligation of the Borrowers.
----------------------------------------------
In order to induce the Bank to issue, extend and renew each Letter of Credit, the Borrowers hereby agree, jointly and severally, to reimburse or pay to the Bank, with respect to each Letter of Credit issued, extended or renewed by the Bank hereunder, except as otherwise expressly provided in REF 4.02(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Bank, or the Bank otherwise makes a payment with respect thereto, (i) the amount paid by the Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Bank in connection with any payment made by the Bank under, or with respect to, such Letter of Credit,

b. upon the reduction (but not termination) of the Line Cap to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Bank as cash collateral for all Reimbursement Obligations, and

c. upon the termination of the Line Cap, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with REF 13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Bank as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Bank at the Bank s Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this REF 4.02 at any time from the date such amounts become due and payable (whether as stated in this REF 4.02, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Bank on demand at the rate specified in REF 5.03 for overdue principal on the Loans.

4.03 Letter of Credit Payments.
------------------------------
If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Bank shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. The responsibility of the Bank to the Borrowers shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

4.04 Obligations Absolute.
-------------------------
The Borrowers obligations under this REF 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment that the Borrowers may have or have had against the Bank or any beneficiary of a Letter of Credit. The Borrowers further agree with the Bank that the Bank shall not be responsible for, and the Borrowers Reimbursement Obligations under REF 4.02 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Bank to the Borrowers.

4.05 Reliance by Issuer.
-----------------------
To the extent not inconsistent with REF 4.04, the Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Bank.

4.06 Letter of Credit Fee.
-------------------------
The Borrowers shall, on the date of issuance or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Bank, pay a fee (in each case, a "Letter of Credit Fee") to the Bank in respect of each Letter of Credit at the rate set forth in the Bank s standard rate sheet as in effect at the time or such issuance, extension or renewal.

5. CERTAIN GENERAL PROVISIONS.

5.01 Funds for Payments.
-----------------------
a. All payments of principal, interest, Reimbursement Obligations and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Bank at the Bank s Head Office or at such other location that the Bank may from time to time designate, in each case in immediately available funds. The Borrowers shall enter into such arrangements as are necessary to permit the Bank to deduct such payments automatically from the Borrowers deposit accounts with the Bank.

b. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Bank, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Bank to receive the same net amount that the Bank would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

5.02 Computations.
-----------------
All computations of interest on the Loans shall be based on a 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be the immediately preceding Business Day. The outstanding amount of the Loans as reflected on the Record from time to time shall be considered correct and binding on the Borrowers unless within five Business Days after receipt of any notice by the Bank of such outstanding amount, the Bank shall notify the Borrowers to the contrary.

5.03 Late Fee; Interest after Default.
-------------------------------------
If any payment hereunder or under any of the other Loan Documents shall not be paid within 15 days of the due date thereof, there shall immediately become due and payable a late payment fee in the amount of 5% of the amount so overdue. During the continuance of any Default or Event of Default, the Loans shall bear interest at a rate equal to 2% above the rate that would otherwise be applicable pursuant to REF 2.03.

6. COLLATERAL SECURITY.
----------------------
a. The Obligations shall be secured by a perfected first-priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrowers, whether now owned or hereafter acquired, pursuant to the terms of the Security Agreement.

b. On or prior to the Closing Date, the Borrowers shall execute and deliver a duly completed Assignment of Monies with respect to each U.S. Government Contract, except for any such contract containing specific provisions that prohibit contract award disclosure.

7. REPRESENTATIONS AND WARRANTIES.
---------------------------------
The Borrowers represent and warrant to the Bank as follows:

7.01 Corporate Authority.
------------------------
a. Incorporation; Good Standing. CompuDyne (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as currently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in the State of Connecticut and in each other jurisdiction where such qualification is necessary, except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of CompuDyne. Quanta (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as currently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in the State of Maryland and in each other jurisdiction where such qualification is necessary, except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of Quanta. MicroAssembly (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut,
(ii) has all requisite corporate power to own its property and conduct its business as now conducted and as currently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary, except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of MicroAssembly. SecurSystems (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland,
(ii) has all requisite corporate power to own its property and conduct its business as now conducted and as currently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary, except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of SecurSystems.

b. Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which any Borrower is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Borrower, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, such Borrower.

c. Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which any Borrower is or is to become a party will result in valid and legally binding obligations of such Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

7.02 Governmental Approvals.
---------------------------
The execution, delivery and performance by the Borrowers of this Credit Agreement and the other Loan Documents to which any Borrower is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

7.03 Title to Properties; Leases.
--------------------------------
Except as indicated on Schedule 7.03 hereto, the Borrowers own all of the assets reflected in the balance sheet of the Borrowers as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

7.04 Financial Statements.
-------------------------
There has been furnished to the Bank a balance sheet of the Borrowers as at the Balance Sheet Date, and a statement of income of the Borrowers for the fiscal period then ended. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the fiscal period then ended. There are no contingent liabilities of the Borrowers as of such date involving material amounts, known to the officers of the Borrowers, that were not disclosed in such balance sheet and the notes related thereto.

7.05 No Material Changes, Etc.
-----------------------------
Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of any Borrower as shown on or reflected in the balance sheet of the Borrowers as at the Balance Sheet Date, or the statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of any Borrower. Since the Balance Sheet Date, no Borrower has made any Distribution.

7.06 Franchises, Patents, Copyrights, Etc.
-----------------------------------------
Each Borrower possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

7.07 Litigation.
---------------
Except as set forth in Schedule REF 7.07 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any Borrower before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of any Borrower or materially impair the right of such Borrower, considered as a whole, to carry on business substantially as now conducted by, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Borrowers, or that question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

7.08 No Materially Adverse Contracts, Etc.
-----------------------------------------
No Borrower is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Borrower. No Borrower is a party to any contract or agreement that has or is expected, in the judgment of such Borrower s officers, to have any materially adverse effect on the business of such Borrower.

7.09 Compliance With Other Instruments, Laws, Etc.
-------------------------------------------------
No Borrower is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Borrower.

7.10 Tax Status.
---------------
Each Borrower has (a) made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

7.11 No Event of Default.
------------------------
No Default or Event of Default has occurred and is continuing.

7.12 Holding Company and Investment Company Acts.
------------------------------------------------
No Borrower is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any Borrower an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

7.13 Absence of Financing Statements, Etc.
-----------------------------------------
Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any Borrower or any rights relating thereto.

7.14 Perfection of Security Interest.
------------------------------------
All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Bank s security interest in the Collateral. The Collateral and the Bank s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrowers are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

7.15 Certain Transactions.
-------------------------
None of the officers, directors, or employees of any Borrower is currently a party to any transaction with any Borrower (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

7.16 ERISA Compliance.
---------------------
Each Borrower has complied in all material respects with ERISA, including the provisions thereof respecting funding requirements for, and the termination of, plans and respecting prohibited transactions thereunder, and the funding of any Guaranteed Pension Plan complies with the minimum funding standards of Section 412 of the Internal Revenue Code. Except as set forth on Schedule 7.16 hereto, the current value of all accrued benefits under each of such plans did not, as of the latest valuation date, exceed the then current value of the assets of such plans allocable to such accrued benefits based upon the actuarial methods and assumptions used for such plans.

7.17 Regulations U and X.
------------------------
The proceeds of the Loans shall be used for working capital and general corporate purposes. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

7.18 Environmental Compliance.
-----------------------------
a. No Borrower is in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (collectively, "Environmental Laws"), which violation would have a materially adverse effect on the business, assets or financial condition of any Borrower, except as disclosed on Schedule 7.18 hereto.

b. No Borrower has received notice that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986), nor has any Borrower received any notification that any hazardous waste, as defined by 42 U.S.C. REF 6903(5), any hazardous substances, as defined by 42 U.S.C. REF 9601(14), any "pollutant or contaminant", as defined by 42 U.S.C. REF 9601(33), or any toxic substance, hazardous materials, oil or other chemicals or substances regulated by any Environmental Laws (collectively, Hazardous Substances ) that it has disposed of has been found at any site at which a federal or state agency has conducted or is conducting a remedial investigation or other action pursuant to any Environmental Law except as disclosed on Schedule 7.18 hereto.

7.19 Subsidiaries.
-----------------
Attached hereto as Schedule 7.19 is a complete and accurate list of all Subsidiaries of any of the Borrowers.

7.20 Government Contracts.
-------------------------
Attached hereto as Schedule 7.20 is a true, correct and complete list of all U.S. Government Contracts.

8. AFFIRMATIVE COVENANTS OF THE BORROWERS. The Borrowers covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or the Bank has any obligation to make any Loans or to issue, extend or renew Letters of Credit:

8.01 Maintenance of Office.
--------------------------
Each of CompuDyne and MicroAssembly will maintain its chief executive office in Willimantic, Connecticut, or at such other place in the United States of America as such Borrower shall designate upon written notice to the Bank, where notices, presentations and demands to or upon such Borrower in respect of the Loan Documents to which such Borrower is a party may be given or made. Quanta will maintain its chief executive office in Gaithersburg, Maryland, or at such other place in the United States of America as Quanta shall designate upon written notice to the Bank, where notices, presentations and demands to or upon Quanta in respect of the Loan Documents to which Quanta is a party may be given or made. SecurSystems will maintain its chief executive office in Hanover, Maryland, or at such other place in the United States of America as SecurSystems shall designate upon written notice to the Bank, where notices, presentations and demands to or upon SecurSystems in respect of the Loan Documents to which SecurSystems is a party may be given or made.

8.02 Records and Accounts. Each Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and
(b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies and other reserves.

8.03 Financial Statements, Certificates and Information. The Borrowers will deliver to the Bank:

a. as soon as practicable, but in any event not later than 90 days after the end of each fiscal year of CompuDyne, the consolidated and consolidating balance sheets of CompuDyne and its Subsidiaries as at the end of such year, and the related consolidated and consolidating statements of income and statements of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Deloitte & Touche or by other independent certified public accountants satisfactory to the Bank, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to such certification, they have obtained no knowledge of any Default or Event of Default or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default, they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Bank for failure to obtain knowledge of any Default or Event of Default;

b. as soon as practicable, but in any event not later than 45 days after the end of each of the fiscal quarters of CompuDyne, copies of the unaudited consolidated and consolidating balance sheets of CompuDyne and its Subsidiaries as at the end of such quarter, and the related consolidated and consolidating statements of income and statements of cash flow for the portion of CompuDyne s fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of CompuDyne that the information contained in such financial statements fairly presents the financial position of CompuDyne on the date thereof (subject to year-end adjustments);

c. simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, CompuDyne s 10-K or 10-Q report, as the case may be, together with a statement certified by the principal financial or accounting officer of CompuDyne in substantially the form of Exhibit F hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in REF 10 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

d. contemporaneously with the mailing thereof, copies of all material of a financial nature sent to the stockholders of any Borrower;

e. on Tuesday of each week or at such earlier time as the Bank may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of the immediately preceding week or other date so requested by the Bank, signed by the Chief Financial Officer of each of the Borrowers;

f. within 15 days after the end of each calendar month, an Accounts Receivable and accounts payable aging report;

g. contemporaneously with the filing thereof, true, correct and complete copies of each Borrower s federal and state income tax returns

h. from time to time such other financial data and information (including accountants management letters) as the Bank may reasonably request.

8.04 Notices.
------------
a. Defaults. The Borrowers will promptly notify the Bank in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which any Borrower is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrowers shall forthwith give written notice thereof to the Bank describing the notice or action and the nature of the claimed default.

b. Environmental Events. The Borrowers will promptly give notice to the Bank (i) of any violation of any Environmental Law that any Borrower reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential materially to affect the assets, liabilities, financial condition or operations of any Borrower, or the Bank s security interests pursuant to the Security Documents.

c. Notification of Claims against Collateral. The Borrowers will, immediately upon becoming aware thereof, notify the Bank in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Bank s rights with respect to the Collateral, are subject.

d. Notice of Litigation and Judgments. The Borrowers will give notice to the Bank in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any Borrower or to which any Borrower is or becomes a party involving an uninsured claim against such Borrower that could reasonably be expected to have a materially adverse effect on such Borrower and stating the nature and status of such litigation or proceedings. The Borrowers will give notice to the Bank in writing, in form and detail satisfactory to the Bank, within ten days of any judgment not covered by insurance, final or otherwise, against any Borrower in an amount in excess of $10,000.

8.05 Corporate Existence; Maintenance of Properties. Each Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises. Each Borrower will (a) cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in such Borrower s judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) continue to engage primarily in the businesses now conducted by it and in related businesses; provided that nothing in this REF 8.05 shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its business and that do not in the aggregate materially adversely affect the business of such Borrower.

8.06 Insurance. Each Borrower will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreement.

8.07 Taxes. Each Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrowers will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

8.08 Inspection of Properties and Books. Each Borrower, at its own expense, shall permit the Bank, through its designated representatives, to visit and inspect any of the properties of such Borrower, to examine the books of account of such Borrower (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of such Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Bank may reasonably request.

8.09 Compliance with Laws, Contracts, Licenses and Permits. Each Borrower will comply with (a) all applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and bylaws, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Borrower may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Borrower is a party, such Borrower will immediately take or cause to be taken all reasonable steps within the power of such Borrower to obtain such authorization, consent, approval, permit or license and furnish the Bank with evidence thereof.

8.10 Pension Plans.  Each Borrower shall:

a. fund each pension plan as required by Section 412 of the Code;

b. furnish to the Bank a copy of any actuarial statement related to any pension plan required to be submitted under REF 103(d) of ERISA, no later than the date on which such statement is submitted to the Department of Labor or the Internal Revenue Service;

c. furnish to the Bank forthwith a copy of (i) any notice of a pension plan termination sent to the Pension Benefit Guaranty Corporation under REF 4041(a) of ERISA and (ii) any notice, report or demand sent or received by a pension plan under REFS 4041, 4042, 4043, 4063, 4065, 4066 or 4068 of ERISA; and

d. furnish to the Bank a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code no later than the date on which the request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be.

8.11 Use of Proceeds. The Borrowers will use the proceeds of the Loans solely for working capital purposes.

8.12 Assignment of U.S. Government Contracts. The Borrowers shall execute and deliver to the Bank a duly completed Assignment of Monies with respect to each U.S. Government Contract. With respect to U.S. Government Contracts entered into subsequent to the Closing Date, such Assignment of Monies shall be furnished contemporaneously with the execution thereof. Notwithstanding the foregoing, the Borrowers shall not be required to deliver an Assignment of Monies with respect to any U.S. Government Contract containing specific provisions that prohibit contract award disclosure. The Bank shall not deliver any Assignment of Monies to the relevant governmental agency except during the continuance of an Event of Default.

8.13 Depository Accounts. Each Borrower shall maintain its primary depository accounts with the Bank. In addition, the Borrowers shall open an account or accounts (the "Concentration Account") with the Bank for deposits of proceeds of Accounts Receivable. The Borrowers shall make such arrangements as are satisfactory to the Bank to provide that the proceeds of all Accounts Receivable are deposited directly into the Concentration Account. Such deposits shall be made by ACH or direct wire transfer to the Concentration Account whenever reasonably practicable. The Borrowers shall have no right to withdraw any funds from the Concentration Account except as provided in REF 3.03.

8.14 Further Assurances. Each Borrower will cooperate with the Bank and execute such further instruments and documents as the Bank shall reasonably request to carry out to its satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

9 CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.
---------------------------------------------
The Borrowers covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or the Bank has any obligation to make any Loans or to issue, extend or renew Letters of Credit:

9.01 Restrictions on Indebtedness. No Borrower will create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

a. Indebtedness to the Bank arising under any of the Loan Documents;

b. current liabilities of such Borrower incurred in the ordinary course of business and not incurred through (i) the borrowing of money or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

c. Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of REF 8.07;

d. Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which such Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained and be in effect pending such appeal or review;

e. endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

f. loans from shareholders of CompuDyne, to the extent the same are subordinated to the Obligations pursuant to the Subordination Agreement, and other Subordinated Debt;

g. Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by such Borrower, provided that the aggregate principal amount of such Indebtedness of the Borrowers shall not exceed the aggregate amount of $100,000 at any one time;

h. Indebtedness existing on the date hereof and listed and described on
Schedule 9.01 hereto; and

i. contingent Indebtedness incurred by any Borrower in connection with the execution of any one or more Surety Agreements.

9.02 Restrictions on Liens. No Borrower will (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement;
(d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that any Borrower may create or incur or suffer to be created or incurred or to exist:

i. liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;
ii. deposits or pledges made in connection with, or to secure payment of, workmen s compensation, unemployment insurance, old age pensions or other social security obligations;
iii. liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by REF 9.01(d);
iv. liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;
v. encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord s or lessor s liens under leases to which such Borrower is a party, and other minor liens or encumbrances none of which in the opinion of such Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower, which defects do not individually or in the aggregate have a materially adverse effect on the business of such Borrower;
vi. liens existing on the date hereof and listed on Schedule 9.02 hereto;
vii. purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by REF 9.01(g), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;
viii.  liens in favor of the Bank under the Loan Documents;
ix.  liens securing Subordinated Debt; and
x. unperfected security interests in favor of one or more sureties and created in connection with the execution of Surety Agreements by any one or more Borrowers.
9.03 Restrictions on Investments. No Borrower will make or permit to exist or to remain outstanding any Investment except Investments in:

a. marketable direct or guaranteed obligations of the United States of America that mature within one year from the date of purchase by such Borrower;

b. demand deposits, certificates of deposit, bankers acceptances and time deposits of the Bank or, to the extent the same are fully insured by the Federal Deposit Insurance Corporation, of other United States banks;

c. securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody s Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor s; and

d. common stock issued by a corporation organized and existing under the laws of the United States of America or any state thereof, provided, no such common stock shall constitute margin stock as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, and provided further that the aggregate outstanding dollar amount of all such common stock shall not exceed $50,000 at any time.

9.04 Distributions. CompuDyne will not make any Distributions; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, or shall occur as a result thereof, CompuDyne may pay dividends on the preferred stock described on Schedule 9.04 hereto at a rate not in excess of the rate set forth on Schedule 9.04.

9.05 Merger and Consolidation. No Borrower will become a party to any merger or consolidation, or agree to or effect any asset acquisition, stock acquisition or disposition of assets (other than the acquisition and disposition of assets in the ordinary course of business consistent with past practices).

9.06 Sale and Leaseback. No Borrower will enter into any arrangement, directly or indirectly, whereby such Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that such Borrower intends to use for substantially the same purpose as the property being sold or transferred.

9.07 Subordinated Debt. No Borrower will amend, supplement or otherwise modify the terms of any of the Subordinated Debt or prepay, redeem or repurchase any of the Subordinated Debt.

10  FINANCIAL COVENANTS OF THE BORROWERS.
----------------------------------------
The Borrowers covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or the Bank has any obligation to make any Loans or to issue, extend or renew Letters of Credit:

10.01 Debt Service. The Borrowers will not permit the ratio of Consolidated Cash Flow for any fiscal quarter of CompuDyne ending on or after December 31, 1996, to Consolidated Financial Obligations as determined for such fiscal quarter, to be less than 1.1:1.0.

10.02 Current Ratio. The Borrowers will not permit the ratio of Current Assets to Current Liabilities to be less than 1.0:1.0 at any time.

11 CLOSING CONDITIONS.
---------------------
The obligation of the Bank to make the initial Loan and to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to December ___, 1996:

11.01 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Bank. The Bank shall have received a fully executed copy of each such document.

11.02 Certified Copies of Charter Documents. The Bank shall have received from each Borrower a copy, certified by a duly authorized officer of such Borrower to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

11.03 Corporate Action. All corporate action necessary for the valid execution, delivery and performance by each Borrower of this Credit Agreement and the other Loan Documents to which such Borrower is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Bank shall have been provided to the Bank.

11.04 Incumbency Certificate. The Bank shall have received from each Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized:
(a) to sign, in the name and on behalf of such Borrower, each of the Loan Documents to which such Borrower is or is to become a party; (b) to make Loan Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

11.05 Validity of Liens. The Security Agreement shall be effective to create in favor of the Bank a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Bank to protect and preserve such security interests shall have been duly effected. The Bank shall have received evidence thereof in form and substance satisfactory to the Bank.

11.06 Perfection Certificates and UCC Search Results. The Bank shall have received from each Borrower a completed and fully executed Perfection Certificate and the results of Uniform Commercial Code searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Bank.

11.07 Certificates of Insurance. The Bank shall have received a certificate of insurance from an independent insurance broker as of dated the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing all liability insurance, as well as the insurance obtained in accordance with the provisions of the Security Agreement.

11.08 Borrowing Base Report. The Bank shall have received from the Borrowers the initial Borrowing Base Report dated as of the Closing Date.

11.09 Accounts Receivable Aging Report. The Bank shall have received from the Borrowers the most recent Accounts Receivable aging report of the Borrowers dated as of a date no more than 15 days prior to the Closing Date and the Borrowers shall have notified the Bank in writing on the Closing Date of any material deviation from the Accounts Receivable values reflected in such Accounts Receivable aging report and shall have provided the Bank with such supplementary documentation as the Bank may reasonably request.

11.10 Opinions of Counsel. The Bank shall have received a favorable legal opinion addressed to the Bank, dated as of the Closing Date, in form and substance satisfactory to the Bank, from Tyler Cooper & Alcorn, counsel to the Borrowers, and from ________________, local Nevada counsel to CompuDyne.

11.11 Origination Fee. The Borrowers shall have paid to the Bank the fee described in REF 2.07

12 CONDITIONS TO ALL BORROWINGS.
-------------------------------
The obligations of the Bank to make any Loan and to issue, extend or renew any Letter of Credit, including the initial Loan and any initial Letters of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

12.01 Representations True; No Event of Default. Each of the representations and warranties of any of the Borrowers contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

12.02 No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Bank would make it illegal for it to make such Loan.

12.03 Governmental Regulations. The Bank shall have received such statements in substance and form reasonably satisfactory to the Bank as it shall require for the purpose of compliance with any applicable regulations of the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation or the Board of Governors of the Federal Reserve System.

12.04 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Bank and to the Bank s Special Counsel, and the Bank and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Bank may reasonably request.

12.05 Borrowing Base. The Bank shall have received the most recent Borrowing Base Report required to be delivered to the Bank in accordance with REF 8.03(e) and, if requested by the Bank, a Borrowing Base Report dated within five days of the Drawdown Date of such Loan or the date of the issuance, extension or renewal of such Letter of Credit.

13 EVENTS OF DEFAULT; ACCELERATION; ETC.
---------------------------------------
13.01 Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

a. the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

b. the Borrowers shall fail to pay any interest on the Loans or other sums due hereunder or under any of the other Loan Documents within 15 days of the date when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

c. any Borrower shall fail to comply with any of its covenants contained in REFS. 8.08, 9 or 10;

d. any Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this REF 13.01) for 30 days after written notice of such failure has been given to the Borrowers by the Bank;

e. any representation or warranty of any Borrower in this Credit
Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

f. any Borrower shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

g. any Borrower shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Borrower or of any substantial part of the assets of such Borrower or shall commence any case or other proceeding relating to such Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any Borrower and such Borrower shall indicate its approval thereof, consent thereto or acquiescence therein;

h. a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

i. there shall remain in force, undischarged, unsatisfied and unstayed, for more than 30 days, whether or not consecutive, any final judgment against any Borrower that, with other outstanding final judgments, undischarged, against the Borrowers exceeds in the aggregate $25,000;

j. any Subordinated Debt shall be prepaid, redeemed or repurchased in whole or in part;

k. if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Bank, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Borrower or any of its stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

l. any Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of such Borrower included in the Borrowing Base or any assets of such Borrower not included in the Borrowing Base but having a fair market value in excess of $10,000;

then, and in any such event, so long as the same may be continuing, the Bank may, by notice in writing to the Borrowers, declare all amounts owing with respect to this Credit Agreement, the Note and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in REFS. 13.01(g), REF 13.01(h) or REF 13.01(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Bank.

13.02 Termination of Line Cap. If any one or more of the Events of Default specified in REFS. 13.01(g), 13.01(h) or 13.01(j) shall occur, any unused portion of the credit hereunder shall forthwith terminate and the Bank shall be relieved of all further obligations to make Loans to the Borrowers or to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing the Bank may, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and the Bank shall be relieved of all further obligations to make Loans or to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrowers of any of the Obligations.

13.03 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Bank shall have accelerated the maturity of the Loans pursuant to REF 13.01, the Bank may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to the Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if any amount owing to the Bank hereunder or under any of the other Loan Documents shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Bank.
No remedy herein conferred upon the Bank or the holder of the Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

13.04 Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Bank receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

a. First, to the Obligations in such order or preference as the Bank may determine;

b. Second, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Bank of all of the Obligations, to the payment of any obligations required to be paid pursuant to REF 9-504(l)(c) of the UCC; and

c. Third, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

14 SETOFF.
----------
Regardless of the adequacy of any collateral, any securities, deposits or other sums credited by or due from the Bank to any Borrower are and shall be subject to a security interest hereby granted by such Borrower in favor of the Bank to secure payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Borrower to the Bank. Upon the occurrence of any Event of Default, and at any time or times thereafter, without any demand or notice, except to the extent that notice may be required by applicable law, the Bank may sell or dispose of any or all such securities, deposits or other sums, and may exercise any and all rights accorded the Bank pursuant to the UCC. The Bank may at any time following the occurrence and during the continuance of any Event of Default apply or set off such deposits or other sums against the payment of the Obligations or any other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Borrower to the Bank, or may apply an administrative hold or "freeze" to such sums or deposits and hold the same as collateral security for such liabilities. No single or partial exercise by the Bank of any right, power or remedy hereunder or under any of the other Loan Documents shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Each right, power and remedy specifically granted to the Bank herein or in any of the other Loan Documents or otherwise available to it, shall be cumulative, and shall be in addition to every other right, power and remedy specifically given herein or in any of the other Loan Documents or now or hereafter existing at law, in equity or otherwise. Each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time to time and as often and in such order as may be deemed expedient by the Bank in its sole and absolute discretion.

15. EXPENSES.
-------------
The Borrowers agree, jointly and severally, to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereof) payable by the Bank (other than taxes based upon the Bank s net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby jointly and severally agreeing to indemnify the Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Bank s Special Counsel or any local counsel to the Bank incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Bank incurred by the Bank in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, (e) all reasonable out-of-pocket expenses (including reasonable attorneys fees and costs, which attorneys may be employees of the Bank) incurred by the Bank in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against any Borrower or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute, whether arising hereunder or otherwise, in any way related to the Bank s relationship with any Borrower and (f) all reasonable fees, expenses and disbursements of the Bank incurred in connection with title and UCC searches, UCC filings or mortgage recordings. The covenants of this REF 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Note.

16 INDEMNIFICATION.
------------------
The Borrowers agree, jointly and severally, to indemnify and hold harmless the Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(a) any actual or proposed use by the Borrowers of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any Borrower, (c) any Borrower s entering into or performing this Credit Agreement or any of the other Loan Documents or (d) with respect to the Borrowers and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Bank shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If and to the extent that the obligations of any Borrower under this REF 16 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations that is permissible under applicable law.

17 SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any Borrower pursuant hereto shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Bank of any of the Loans as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Note or any of the other Loan Documents remains outstanding or the Bank has any obligation to make any Loans. All statements contained in any certificate or other paper delivered to the Bank at any time by or on behalf of any Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower hereunder.

18  ASSIGNMENT AND PARTICIPATION.
---------------------------------
18.01 Participations. The Bank may sell participations to one or more banks or other entities in all or a portion of the Bank s rights and obligations under this Credit Agreement and the other Loan Documents.

18.02 Disclosure. The Borrowers agree that the Bank may disclose information obtained by the Bank pursuant to this Credit Agreement to participants and potential participants hereunder; provided that such participants or potential participants shall agree (a) to treat in confidence such information, (b) not to disclose such information to a third party and (c) not to make use of such information for purposes of transactions unrelated to such contemplated participation.

18.03 Successors and Assigns. This Agreement and all rights and obligations hereunder shall be binding upon the Borrowers and their respective successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns.

18.04 Assignment by Borrowers. No Borrower shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of the Bank.

19 CONCERNING JOINT AND SEVERAL LIABILITY.

19.01 Mutual Benefit, Etc. Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Bank under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

19.02 Acceptance of Joint and Several Liability. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this REF 19), it being the intention of the parties hereto that all the Obligations shall be the joint and several Obligations of each of the Borrowers without preferences or distinction among them.

19.03 Failure to Pay or Perform. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligations.

19.04 Full Recourse Obligations. The Obligations of each of the Borrowers under the provisions of this REF 19 constitute full recourse Obligations of each of the Borrowers enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

19.05 Certain Waivers. Except as otherwise expressly provided in this Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of the Loans, notice of the occurrence of any Default or Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Bank under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Bank at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Bank in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Bank with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, that might, but for the provisions of this REF 19, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this REF 19, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this REF 19 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this REF 19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Borrowers or of the Bank. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers or the Bank.

19.06 Successors and Assigns; Provisions Remain in Effect; Etc. The provisions of this REF 19 are made for the benefit of the Bank and its successors and assigns, and may be enforced by it from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Bank first to marshall any of its claims or to exercise any of its rights against any other Borrower or to exhaust any remedies available to it against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this REF 19 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.
If at any time any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this REF 19 will forthwith be reinstated in effect, as though such payment had not been made.

19.07 Subrogation Waiver. Except to the extent provided in REF 19.08, until the payment and performance in full of all Obligations and any and all other obligations of each Borrower to the Bank, whether existing on the date hereof or arising at any time hereafter, each Borrower hereby agrees that it shall not exercise any rights against any other Borrower hereunder, by way of contribution, subrogation or otherwise, and will not prove any claim in competition with the Bank, its affiliates or such other creditor in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; such Borrower will not claim any setoff or counterclaim against any other Borrower in respect of any liability of such Borrower to such other Borrower; and such Borrower waives any benefit of and any right to participate in any collateral that may be held by the Bank or any such affiliate. Each Borrower hereby acknowledges that the waiver contained in the preceding sentence (the
 Subrogation Waiver ) is given as an inducement to the Bank to consummate the transactions contemplated hereby and any other agreement referred to herein and, in consideration of the willingness of the Bank to consummate such transactions, such Borrower agrees that it shall not in any way amend or modify the Subrogation Waiver without the prior written consent of the Bank. If any payment shall be made to a Borrower on account of its rights under this REF 19 at any time when the Obligations shall not have been paid in full, each and every amount so paid will forthwith be paid over to the Bank to be credited and applied to the Obligations.

19.08 Indemnities. Each of the Borrowers agrees to indemnify each other Borrower for any losses, costs or expenses that any such other Borrower may sustain or incur as a result of paying or repaying any of the obligations of such indemnifying Borrower hereunder or under the Note or any of the other Loan Documents. All obligations of the Borrowers in respect of the indemnities set forth in this paragraph (h) shall be fully subordinated in right of payment to the final payment in full of all of the Obligations. Each Borrower agrees not to enforce any such indemnification claim unless and until all of the Obligations have been fully and finally paid and satisfied in full; provided, however, that such Borrower shall be entitled, if it so elects, to take from time to time such procedural actions, such as providing notices of claims and filing proofs of claim, as such Borrower may reasonably determine to preserve any such indemnification claim.

19.09 Transfer of Indemnification Rights. Each of the Borrowers is free to sell, assign or transfer its indemnification rights under REF 19.08 in connection with any sale, transfer or other disposition of all or substantially all of the assets of such Borrower to the extent that such sale, assignment, transfer or other disposition is otherwise expressly permitted hereunder.

20  NOTICES, ETC.
-----------------
Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Note shall be in writing and shall be delivered in hand, mailed by United States first class mail, postage prepaid, sent by overnight courier (e.g., Federal Express or similar courier), or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via hand, courier or postal service, addressed as follows:

a. if to any Borrower, at c/o CompuDyne Corporation, 120 Union Street, Willimantic, Connecticut, Attention: Martin A. Roenigk, or at such other address for notice as such Borrower shall last have furnished in writing to the Person giving the notice; and

b. if to the Bank, at 68 Harrison Avenue, Boston, Massachusetts 02111,
Attention: Jeffrey S. Hollis, Vice President/Lending, or at such other address for notice as the Bank shall last have furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

21 GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE; ETC.
----------------------------------------------------------
THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN REF 20. EACH BORROWER HEREBY WAIVES ANY OBJECTION THAT SUCH BORROWER MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

22 HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

23 COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

24 ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in REF 26.

25 WAIVER OF JURY TRIAL, CERTAIN DAMAGES, ETC. EACH OF THE BORROWERS AND THE BANK HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT SUCH BORROWER MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. Each Borrower (a) certifies that no representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Bank has been induced to enter into this Credit Agreement by, among other things, the waivers and certifications contained in this REF 25.

26 CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to be given by the Bank may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any Borrower of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle any Borrower to other or further notice or demand in similar or other circumstances.

27 SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

28 TRANSITIONAL ARRANGEMENTS.
----------------------------
28.01 Original Credit Agreement Superseded. This Credit Agreement shall supersede the Credit Agreement, dated February 9, 1996 (the Original Credit Agreement ), among CompuDyne, Quanta, MicroAssembly and the Bank in its entirety, except as provided in this REF 28. On the Closing Date, the rights and obligations of the parties under the Original Credit Agreement and the Note as defined therein shall be subsumed within and be governed by this Credit Agreement and the Note.
28.02 Fees under Superseded Agreement. All unused availability and other fees and expenses owing or accruing under or in respect of the Original Credit Agreement shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid in accordance with the method, and on the dates, specified in the Original Credit Agreement, as if the Original Credit Agreement were still in effect.

IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

COMPUDYNE CORPORATION               QUANTA SYSTEMS CORPORATION


By:/s/ Martin Roenigk               By:/s/ Martin Roenigk
   Title: Chairman, Pres. & CEO        Title: Chairman


MICROASSEMBLY SYSTEMS, INC.         QUANTA SECURSYSTEMS, INC.


By: /s/ Martin Roenigk              By:/s/ Martin Roenigk
   Title: President                    Title: Chairman


ASIAN AMERICAN BANK & TRUST
  COMPANY


By:
   Title:

------------------------------------------------------------------------
                                                  Schedule 7.03



                             Exceptions to  Title

                                       None

-------------------------------------------------------------------------
                                                   Schedule 7.07


                             Litigation
-------------------------------------------------------------------------


                                                   Schedule 7.16



                             ERISA Compliance

CompuDyne Corporaton currently has a pension plan which is not fully funded. The liability for such shortfall is disclosed in CompuDyne's financial statements.
-------------------------------------------------------------------
                                                     Schedule 7.18


                             Environmental Matters

     1.  See Schedule 7.7 to the Agreement

-------------------------------------------------------------------------
                                                     Schedule 7.19


                                   Subsidiaries

                                                             Percentage
                                                             of voting
                                                             securities
                              Incorporated                   owned by
                              under the                      immediate
Name                          laws of     Parent             parent
-------                       --------    ---------------    ------
CompuDyne Corp. of Maryland   Maryland    CompuDyne Corp.    100%

Quanta Systems Corporation    Connecticut CompuDyne Corp.    100%

CompuDyne, Inc.               Delaware    CompuDyne Corp.    100%

MicroAssembly Systems, Inc.   Connecticut CompuDyne Corp.    100%

Quanta SecurSystems, Inc.     Maryland    CompuDyne Corp.    100%

                                                  Schedule 7.20


                            Government Contracts

-------------------------------------------------------------------------

                                                  Schedule 9.01


                          Existing Indebtedness

-------------------------------------------------------------------------
                                                  Schedule 9.02




                            Existing Liens


-------------------------------------------------------------------------
                                                         Schedule 9.04


                             Preferred Stock
                          Table of Contents



1.  1.   DEFINITIONS AND RULES OF INTERPRETATION.....................1
    1.01.  Definitions...............................................1
    1.02.  Rules of Interpretation...................................7

2.  THE REVOLVING CREDIT FACILITY....................................8
    2.01.  Commitment to Lend........................................8
2.02.  The Note......................................................8
2.03.  Interest on Loans.............................................8
2.04.  Requests for Loans............................................8
2.05.  Change in Borrowing Base......................................9
2.06.   Unused Availability Fee......................................9
2.07.  Origination Fee...............................................9

3.  REPAYMENT OF THE LOANS...........................................9
3.01.  Line Termination..............................................9
3.02.  Mandatory Repayments of Loans.................................9
3.03.  Automatic Repayment of Loans..................................9
3.04.  Optional Repayments of Loans..................................9

4.  LETTERS OF CREDIT...............................................10
4.01.  Letter of Credit Commitments.................................10
4.02.  Reimbursement Obligation of the Borrowers....................10
4.03.  Letter of Credit Payments....................................11
4.04.  Obligations Absolute.........................................11
4.05.  Reliance by Issuer...........................................11
4.06.  Letter of Credit Fee.........................................12

5.  CERTAIN GENERAL PROVISIONS......................................12
5.01.  Funds for Payments...........................................12
5.02.  Computations.................................................12
5.03.  Late Fee; Interest after Default.............................12

6.  COLLATERAL SECURITY.............................................13

7.  REPRESENTATIONS AND WARRANTIES..................................13
7.01.  Corporate Authority..........................................13
(a)  Incorporation; Good Standing...................................13
(b)  Authorization..................................................14
(c)  Enforceability.................................................14
7.02.  Governmental Approvals.......................................14
7.03.  Title to Properties; Leases..................................14
7.04.  Financial Statements.........................................14
7.05.  No Material Changes, Etc.....................................14
7.06.  Franchises, Patents, Copyrights, Etc.........................15
7.07.  Litigation...................................................15
7.08.  No Materially Adverse Contracts, Etc.........................15
7.09.  Compliance With Other Instruments, Laws, Etc.................15
7.10.  Tax Status...................................................15
7.11.  No Event of Default..........................................15
7.12.  Holding Company and Investment Company Acts..................15
7.13.  Absence of Financing Statements, Etc.........................16
7.14.  Perfection of Security Interest..............................16
7.15.  Certain Transactions.........................................16
7.16.  ERISA Compliance.............................................16
7.17.  Regulations U and X..........................................16
7.18.  Environmental Compliance.....................................16
7.19.  Subsidiaries.................................................17
7.20.  Government Contracts.........................................17

8.  AFFIRMATIVE COVENANTS OF THE BORROWERS..........................17
8.01.  Maintenance of Office........................................17
8.02.  Records and Accounts.........................................17
8.03.  Financial Statements, Certificates and Information...........18
8.04.  Notices......................................................19
(a)  Defaults.......................................................19
(b)  Environmental Events...........................................19
(c)  Notification of Claims against Collateral......................19
(d)  Notice of Litigation and Judgments.............................19
8.05.  Corporate Existence; Maintenance of Properties...............19
8.06.  Insurance....................................................20
8.07.  Taxes........................................................20
8.08.  Inspection of Properties and Books...........................20
8.09.  Compliance with Laws, Contracts, Licenses and Permits........20
8.10.  Pension Plans................................................21
8.11.  Use of Proceeds..............................................21
8.12.  Assignment of U.S. Government Contracts......................21
8.13.  Depository Accounts..........................................21
8.14.  Further Assurances...........................................21

9.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.....................21
9.01.  Restrictions on Indebtedness.................................22
9.02.  Restrictions on Liens........................................22
9.03.  Restrictions on Investments..................................24
9.04.  Distributions................................................24
9.05.  Merger and Consolidation.....................................24
9.06.  Sale and Leaseback...........................................24
9.07.  Subordinated Debt............................................24

10.  FINANCIAL COVENANTS OF THE BORROWERS...........................24
10.01.  Debt Service................................................25
10.02.  Current Ratio...............................................25
11.  CLOSING CONDITIONS.............................................25
11.01.  Loan Documents..............................................25
11.02.  Certified Copies of Charter Documents.......................25
11.03.  Corporate Action............................................25
11.04.  Incumbency Certificate......................................25
11.05.  Validity of Liens...........................................25
11.06.  Perfection Certificates and UCC Search Results..............25
11.07.  Certificates of Insurance...................................26
11.08.  Borrowing Base Report.......................................26
11.09.  Accounts Receivable Aging Report............................26
11.10.  Opinions of Counsel.........................................26
11.11.  Origination Fee.............................................26

12.  CONDITIONS TO ALL BORROWINGS...................................26
12.01.  Representations True; No Event of Default...................26
12.02.  No Legal Impediment.........................................26
12.03.  Governmental Regulations....................................26
12.04.  Proceedings and Documents...................................27
12.05.  Borrowing Base..............................................27

13.  EVENTS OF DEFAULT; ACCELERATION; ETC...........................27
13.01.  Events of Default and Acceleration..........................27
13.02.  Termination of Line Cap.....................................29
13.03.  Remedies....................................................29
13.04.  Distribution of Collateral Proceeds.........................29

14.  SETOFF...............................................29

15.  EXPENSES.......................................................30

16.  INDEMNIFICATION................................................30

17.  SURVIVAL OF COVENANTS, ETC......................................31

18.  ASSIGNMENT AND PARTICIPATION...................................31
18.01.  Participations..............................................31
18.02.  Disclosure..................................................31
18.03.  Successors and Assigns......................................31
18.04.  Assignment by Borrowers.....................................31

19.  CONCERNING JOINT AND SEVERAL LIABILITY.........................32
19.01.  Mutual Benefit, Etc.........................................32
19.02.  Acceptance of Joint and Several Liability...................32
19.03.  Failure to Pay or Perform...................................32
19.04.  Full Recourse Obligations...................................32
19.05.  Certain Waivers.............................................32
19.06.  Successors and Assigns; Provisions Remain in Effect; Etc....33
19.07.  Subrogation Waiver..........................................33
19.08.  Indemnities.................................................33
19.09.  Transfer of Indemnification Rights..........................34

20.  NOTICES, ETC...................................................34

21.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE; ETC........34

22.  HEADINGS.......................................................35

23.  COUNTERPARTS...................................................35

24.  ENTIRE AGREEMENT, ETC..........................................35

25.  WAIVER OF JURY TRIAL, CERTAIN DAMAGES, ETC.....................35

26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.............................35

27.  SEVERABILITY...................................................36

28.  TRANSITIONAL ARRANGEMENTS......................................36
28.01.  Original Credit Agreement Superseded........................36
28.02.  Fees under Superseded Agreement.............................36

------------------------------------------------------------------------
                        List of Schedules and Exhibits



Schedule 7.03 --- Exceptions to Title
Schedule 7.07 --- Litigation
Schedule 7.16 --- ERISA Compliance
Schedule 7.18 --- Environmental Matters
Schedule 7.19 --- Subsidiaries
Schedule 7.20 --- Government Contracts
Schedule 9.01 --- Existing Indebtedness
Schedule 9.02 --- Existing Liens
Schedule 9.04 --- Preferred Stock

Exhibit A ---  Assignment of Monies
Exhibit B ---  Form of Borrowing Base Report
Exhibit C ---  Security Agreement
Exhibit D ---  Note
Exhibit E ---  Form of Loan Request
Exhibit F ---  Form of Compliance Report
Exhibit G ---  Form of Subordination Agreement
Exhibit H ---  Pledge Agreement

-----------------------------------------------------------------------

                           Credit Agreement



Dated as of December ___, 1996



Among



CompuDyne Corporation


Quanta Systems Corporation

MicroAssembly Systems, Inc.

Quanta SecurSystems, Inc.

And

Asian American Bank & Trust Company